UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 27, 2020
Date of Report (Date of earliest event reported)

POSITIVE PHYSICIANS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-38814	83-0824448
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

100 Berwyn Park, Suite 220 850 Cassatt Road, Berwyn, PA	19312
(Address of principal executive offices)	(Zip Code)

(888) 335-5335
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PPHI	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 27, 2020, Positive Physicians Holdings, Inc. (the “Company”) announced that it had given formal notice to the Nasdaq Stock Market of its intention to voluntarily delist its common stock from the Nasdaq Capital Market.  The Company also announced its intention to deregister its common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company currently anticipates that it will file with the Securities and Exchange Commission (the “SEC”) a Form 25, Notification of Removal of Listing and/or Registration Under Section 12(b) of the Exchange Act, relating to the delisting and deregistration on or about August 5, 2020, with the delisting of its common stock taking effect no earlier than ten days thereafter.  As a result, the Company expects that the last trading day of its common stock on the Nasdaq Capital Market will be on or about August 14, 2020, after which it will seek quotation of its shares on the OTCQX Best Market.  Further, on or about August 14, 2020, the Company intends to file a Form 15 with the SEC to suspend the Company’s reporting obligations under Section 15(d) of the Exchange Act.  These actions were authorized and approved by the Company’s Board of Directors on July 23, 2020.

A copy of the press release dated July 27, 2020, giving details associated with the voluntary delisting, is attached as Exhibit 99.1 to this report.

Item 9.01Financial Statements and Exhibits.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release issued by the Company on July 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVE PHYSICIANS HOLDINGS, INC.

Dated: July 27, 2020

	By:	/s/ Donovan C. Augustin
	Name:	Donovan C. Augustin
	Title:	Chief Financial Officer